Exhibit 99.1

Concho Resources Inc. Reports First Quarter 2012 Financial and Operating Results

MIDLAND, Texas--(BUSINESS WIRE)--May 2, 2012--Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today reported financial and operating results for the three months ended March 31, 2012. Highlights for the three months ended March 31, 2012 include:

  Production from continuing operations of 6.9 million barrels of oil equivalent (“MMBoe”) for the first quarter of 2012, an increase of 36% over the first quarter of 2011 and a 6% increase over the fourth quarter of 2011
  Net income of $31.1 million, or $0.30 per diluted share, for the first quarter of 2012, as compared to net income of $42.6 million, or $0.42 per diluted share, in the first quarter of 2011
  Adjusted net income (non-GAAP)1 of $109.3 million, or $1.05 per diluted share, for the first quarter of 2012, as compared to $81.3 million, or $0.79 per diluted share, in the first quarter of 2011
  EBITDAX (non-GAAP)2 of $362.1 million for the first quarter of 2012, a 40% increase over the first quarter of 2011

1 Adjusted net income (non-GAAP) is comparable to securities analyst estimates. For an explanation of how we calculate adjusted net income (non-GAAP) and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

2 For an explanation of how we calculate and use EBITDAX (non-GAAP) and a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

First Quarter 2012 Financial Results

Production for the first quarter of 2012 totaled 6.9 MMBoe (4.2 million barrels of oil (“MMBbls”) and 16.2 billion cubic feet of natural gas (“Bcf”)), an increase of 32% as compared to 5.2 MMBoe (3.2 MMBbls of oil and 12.0 Bcf of natural gas) produced in the first quarter of 2011.

Timothy A. Leach, Concho's Chairman, CEO and President, commented, “This year is off to a strong start; Concho had outstanding production growth during the first three months of 2012. Today, we are running 37 drilling rigs, of which eleven are horizontal – the most in Concho history. The Permian renaissance continues to evolve in a manner that is positive for Concho. For the remainder of this year, we will focus on capital efficiency in all of our areas of operation, but with a particular emphasis on the emerging Delaware Basin.”

For the first quarter of 2012, the Company reported net income of $31.1 million, or $0.30 per diluted share, as compared to net income for the first quarter of 2011 of $42.6 million, or $0.42 per diluted share. The Company’s first quarter 2012 results were impacted by several non-cash items, including a $126.2 million unrealized mark-to-market loss on commodity derivatives. Excluding this item and its tax effects, the first quarter 2012 adjusted net income (non-GAAP) was $109.3 million, or $1.05 per diluted share. Excluding similar non-cash items and a gain on the sale of assets and their tax impact, adjusted net income (non-GAAP) for the first quarter of 2011 was $81.3 million, or $0.79 per diluted share. For a description and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

EBITDAX was $362.1 million in the first quarter of 2012, an increase of 40% from $259.5 million reported in the first quarter of 2011. For a description and a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

Oil and natural gas sales from continuing operations for the first quarter of 2012 increased 41% when compared to the first quarter of 2011. This increase was attributable to the 36% increase in production and the 8% increase in the Company’s unhedged realized oil price, which was slightly offset by the 11% decrease in the Company’s unhedged realized natural gas price in the first quarter of 2012 compared to the first quarter of 2011.

Oil and natural gas production expense from continuing operations for the first quarter of 2012, including oil and natural gas taxes, totaled $92.2 million, or $13.32 per barrel of oil equivalent (“Boe”), a 7% increase per Boe from the first quarter of 2011. This increase was due primarily to higher lease operating expenses and workover costs, which averaged $7.28 per Boe in the first quarter of 2012 as compared to $6.67 per Boe in the first quarter of 2011, and higher oil and natural gas taxes, which averaged $6.04 per Boe in the first quarter of 2012 as compared to $5.80 per Boe in the first quarter of 2011. The increase in lease operating expenses per Boe over the first quarter 2011 is primarily due to an increase in the cost of services, including labor related expenses. The per Boe lease operating expense for the first quarter 2012 decreased 9% over the fourth quarter 2011 lease operating expense of $8.03 per Boe.

Depreciation, depletion and amortization expense (“DD&A”) from continuing operations for the first quarter of 2012 totaled $135.9 million, or $19.64 per Boe, an 11% increase per Boe from the first quarter of 2011.

General and administrative expense (“G&A”) from continuing operations for the first quarter of 2012 totaled $27.4 million, or $3.96 per Boe, as compared to $21.4 million, or $4.19 per Boe, in the first quarter of 2011. Cash G&A for the first quarter of 2012 totaled $21.3 million and stock-based compensation (non-cash) totaled $6.1 million. The decrease in per Boe expense for the first quarter of 2012 over the first quarter of 2011 was primarily due to increased production, offset in part by a 28% increase in absolute G&A expenses primarily due to increased staffing across the Company, which is needed to support the growth of the Company.

The Company’s cash flow from operating activities (GAAP) was $345.9 million in the first quarter of 2012, as compared to $165.5 million in the first quarter of 2011, an increase of 109%. Adjusted cash flows (non-GAAP), which are cash flows from operating activities (GAAP) adjusted for settlements paid on derivatives not designated as hedges, were $314.0 million for the first quarter of 2012, as compared to $137.2 million for the first quarter of 2011, an increase of 129%. For a description of the use of adjusted cash flows (non-GAAP) and for a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

In the first quarter of 2012, the Company made net cash payments on derivatives not designated as hedges of $31.9 million and the non-cash unrealized mark-to-market loss on derivatives not designated as hedges was $126.2 million. In comparison, the Company made net cash payments of $28.3 million on derivatives not designated as hedges and had a $204.8 million non-cash unrealized mark-to-market loss on derivatives not designated as hedges in the first quarter of 2011. To better understand the impact of the Company’s derivative positions and their impact on the statements of operations, please see the “Summary Production and Operating Data” and “Derivatives Information” tables at the end of this press release.

Operations

During the first quarter of 2012, the Company commenced the drilling of or participated in a total of 210 gross wells (172 operated), 66 of which had been completed as producers, all of which were successful, and 144 of which were in progress at March 31, 2012. In addition, during the first quarter of 2012, the Company completed 113 wells that were drilled prior to 2012.

As of May 2, the Company had 37 drilling rigs operating in the Permian Basin; 9 of these rigs are drilling Yeso wells in the New Mexico Shelf, 1 is drilling Lower Abo wells in the New Mexico Shelf, 19 are drilling Wolfberry wells in the Texas Permian, 1 is drilling in the Northern Midland Basin in the Texas Permian, 7 are drilling in the Delaware Basin, which includes Delaware sands, Avalon shale, Bone Spring sands, Wolfcamp shale and Pennsylvanian shale. Included in the 37 operated rigs, the Company is currently running 11 horizontal drilling rigs, including 7 in the Delaware Basin, 3 on the New Mexico Shelf and 1 in the Texas Permian.

New Mexico Shelf

During the first quarter of 2012, the Company drilled 106 wells (85 operated) on its New Mexico Shelf assets, which included both Yeso and Lower Abo wells, with a 100% success rate on the 48 wells that had been completed by March 31, 2012. Of the 106 wells drilled, 10 were horizontal, which included 8 Yeso wells and 2 Lower Abo wells. In addition, during the first quarter of 2012, the Company completed 48 wells that were drilled prior to the first quarter of 2012.

Texas Permian

During the first quarter of 2012, the Company drilled 76 wells (71 operated) on its Texas Permian assets with a 100% success rate on the 16 wells that had been completed by March 31, 2012. Of the 76 wells drilled, we drilled 1 horizontal Cline shale well. In addition, during the first quarter of 2012, the Company completed 50 wells that were drilled prior to the first quarter of 2012.

Delaware Basin

During the first quarter of 2012, the Company drilled 28 wells (16 operated) on its Delaware Basin assets with a 100% success rate on the 2 wells that had been completed by March 31, 2012. Of the 28 wells drilled, 25 wells were horizontal, which included 15 Bone Spring sand wells, 4 Avalon shale wells, 5 Wolfcamp shale wells and 1 Delaware sands well. In addition, during the first quarter of 2012, the Company completed 15 wells that were drilled prior to the first quarter of 2012. The Company’s net production in the first quarter of 2012 from horizontal Delaware Basin wells averaged approximately 12,400 barrels of oil equivalent per day (“Boepd”), an increase of 9% over the fourth quarter of 2011 and a 210% increase over the first quarter of 2011.

Liquidity

At March 31, 2012, the Company’s total debt balance was approximately $2.3 billion, of which $185 million was indebtedness outstanding under the Company’s credit facility. The Company’s total commitments under its credit facility are $2.0 billion, leaving approximately $1.8 billion available to be borrowed at March 31, 2012. The borrowing base for the Company’s assets is $2.5 billion.

Derivative Update

The Company maintains an active hedging program and continues to add to its derivative positions. Please see the “Derivatives Information” table at the end of this press release for more detailed information about the Company’s current derivative positions.

Conference Call Information

The Company will host a conference call on Thursday, May 3, 2012, at 9:00 a.m. CT to discuss its first quarter financial and operating results. Interested parties may listen to the conference call via the Company’s website at www.concho.com or by dialing (800) 901-5226 (passcode: 90559182). A replay of the conference call will be available on the Company’s website or by dialing (888) 286-8010 (passcode: 29334342)

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company's operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit Concho’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's future financial position, liquidity and capital resources, operations, performance, production growth, acquisitions, returns, capital expenditure budgets, oil and natural gas reserves, number of identified drilling locations, drilling program, derivative activities, costs and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the "Risk Factors" section of the Company's most recent Form 10-K filing and risks relating to declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of reserves; risks related to the integration of acquired assets; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity; risks related to the concentration of our operations in the Permian Basin; the results of our hedging program; weather; litigation; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to replace reserves and economically develop our current reserves; competition in the oil and natural gas industry; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	March 31,	December 31,
(in thousands, except share and per share amounts)	2012	2011
Assets
Current assets:
Cash and cash equivalents	$606	$342
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	222,253	213,921
Joint operations and other	192,552	153,746
Derivative instruments	-	1,698
Deferred income taxes	47,579	28,793
Prepaid costs and other	11,501	12,523
Total current assets	474,491	411,023
Property and equipment:
Oil and natural gas properties, successful efforts method	7,919,692	7,347,460
Accumulated depletion and depreciation	(1,249,959)	(1,116,545)
Total oil and natural gas properties, net	6,669,733	6,230,915
Other property and equipment, net	77,036	59,203
Total property and equipment, net	6,746,769	6,290,118
Funds held in escrow	-	17,394
Deferred loan costs, net	72,985	65,641
Intangible asset - operating rights, net	33,038	33,425
Inventory	12,184	19,419
Noncurrent derivative instruments	14	7,944
Other assets	7,128	4,612
Total assets	$7,346,609	$6,849,576
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$11,480	$23,341
Related parties	145	11
Bank overdrafts	70,158	39,241
Revenue payable	177,783	146,061
Accrued and prepaid drilling costs	360,224	293,919
Derivative instruments	116,959	56,218
Other current liabilities	131,062	142,686
Total current liabilities	867,811	701,477
Long-term debt	2,281,752	2,080,141
Deferred income taxes	1,026,869	1,002,295
Noncurrent derivative instruments	88,066	32,254
Asset retirement obligations and other long-term liabilities	56,388	52,670
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 104,093,681 and 103,756,222
shares issued at March 31, 2012 and December 31, 2011, respectively	104	104
Additional paid-in capital	1,941,662	1,925,757
Retained earnings	1,089,991	1,058,874
Treasury stock, at cost; 74,273 and 55,990 shares at March 31, 2012 and December 31, 2011, respectively	(6,034)	(3,996)
Total stockholders’ equity	3,025,723	2,980,739
Total liabilities and stockholders’ equity	$7,346,609	$6,849,576

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2012	2011
Operating revenues:
Oil sales	$413,647	$282,427
Natural gas sales	94,158	78,413
Total operating revenues	507,805	360,840
Operating costs and expenses:
Oil and natural gas production	92,150	63,658
Exploration and abandonments	5,979	726
Depreciation, depletion and amortization	135,869	90,288
Accretion of discount on asset retirement obligations	988	704
General and administrative (including non-cash stock-based compensation of $6,128 and $4,468
for the three months ended March 31, 2012 and 2011, respectively)	27,387	21,392
Loss on derivatives not designated as hedges	158,093	233,142
Total operating costs and expenses	420,466	409,910
Income (loss) from operations	87,339	(49,070)
Other income (expense):
Interest expense	(35,837)	(29,660)
Other, net	(1,268)	(352)
Total other expense	(37,105)	(30,012)
Income (loss) from continuing operations before income taxes	50,234	(79,082)
Income tax benefit (expense)	(19,117)	30,469
Income (loss) from continuing operations	31,117	(48,613)
Income from discontinued operations, net of tax	-	91,188
Net income	$31,117	$42,575
Basic earnings per share:
Income (loss) from continuing operations	$0.30	$(0.48)
Income from discontinued operations, net of tax	-	0.90
Net income per share	$0.30	$0.42
Weighted average shares used in basic earnings per share	102,854	102,242
Diluted earnings per share:
Income (loss) from continuing operations	$0.30	$(0.48)
Income from discontinued operations, net of tax	-	0.90
Net income per share	$0.30	$0.42
Weighted average shares used in diluted earnings per share	103,770	102,242

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended
	March 31,
(in thousands)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31,117	$42,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	135,869	90,288
Accretion of discount on asset retirement obligations	988	704
Exploration and abandonments, including dry holes	3,102	138
Non-cash compensation expense	6,128	4,468
Deferred income taxes	12,569	(37,576)
Loss on sale of assets, net	895	24
Loss on derivatives not designated as hedges	158,093	233,142
Discontinued operations	-	(82,118)
Other non-cash items	2,818	3,435
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19,102)	(64,737)
Prepaid costs and other	(1,494)	501
Inventory	6,328	(11,558)
Accounts payable	(11,727)	(35,101)
Revenue payable	31,722	24,596
Other current liabilities	(11,401)	(3,296)
Net cash provided by operating activities	345,905	165,485
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(541,665)	(354,194)
Additions to other property and equipment	(20,234)	(18,333)
Proceeds from the sale of assets	669	196,213
Funds held in escrow	17,394	-
Settlements paid on derivatives not designated as hedges	(31,911)	(28,296)
Net cash used in investing activities	(575,747)	(204,610)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	1,180,000	516,000
Payments of debt	(978,500)	(529,000)
Exercise of stock options	2,996	5,189
Excess tax benefit from stock-based compensation	6,781	17,043
Payments for loan costs	(10,050)	-
Purchase of treasury stock	(2,038)	(1,338)
Bank overdrafts	30,917	31,755
Net cash provided by financing activities	230,106	39,649
Net increase in cash and cash equivalents	264	524
Cash and cash equivalents at beginning of period	342	384
Cash and cash equivalents at end of period	$606	$908
SUPPLEMENTAL CASH FLOWS:
Cash paid for interest and fees, net of $73 capitalized interest in 2011	$51,647	$10,322
Cash paid for income taxes	$5,455	$5,608

Concho Resources Inc.
Summary Production and Operating Data
Unaudited

The following table sets forth summary information from our continuing and discontinued operations concerning our production and operating data for the periods indicated:

	Three Months Ended
	March 31,
	2012	2011

Production and operating data:
Net production volumes:
Oil (MBbl)	4,214	3,227
Natural gas (MMcf)	16,229	12,007
Total (MBoe)	6,919	5,228

Average daily production volumes:
Oil (Bbl)	46,308	35,856
Natural gas (Mcf)	178,341	133,411
Total (Boe)	76,032	58,091

Average prices:
Oil, without derivatives (Bbl)	$98.16	$90.45
Oil, with derivatives (Bbl) (a)	$90.52	$80.46
Natural gas, without derivatives (Mcf)	$5.80	$6.54
Natural gas, with derivatives (Mcf) (a)	$5.82	$6.96
Total, without derivatives (Boe)	$73.39	$70.84
Total, with derivatives (Boe) (a)	$68.78	$65.66

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$7.28	$6.60
Oil and natural gas taxes	$6.04	$5.89
Depreciation, depletion and amortization	$19.64	$17.67
General and administrative	$3.96	$4.09

(a)	Includes the effect of cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Loss on derivatives not designated as hedges:
Cash payments on oil derivatives	$(32,196)	$(32,230)
Cash receipts from natural gas derivatives	285	5,129
Cash payments on interest rate derivatives	-	(1,195)
Unrealized mark-to-market loss on commodity and interest rate derivatives	(126,182)	(204,846)
Loss on derivatives not designated as hedges	$(158,093)	$(233,142)

	The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash (payments on) receipts from commodity derivatives that are presented in loss on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

The following table sets forth summary information from our continuing operations concerning production and operating data for the periods indicated:

	Three Months Ended
	March 31,
	2012	2011

Production and operating data:
Net production volumes:
Oil (MBbl)	4,214	3,110
Natural gas (MMcf)	16,229	11,970
Total (MBoe)	6,919	5,105

Average daily production volumes:
Oil (Bbl)	46,308	34,556
Natural gas (Mcf)	178,341	133,000
Total (Boe)	76,032	56,722

Average prices:
Oil, without derivatives (Bbl)	$98.16	$90.81
Oil, with derivatives (Bbl) (a)	$90.52	$80.45
Natural gas, without derivatives (Mcf)	$5.80	$6.55
Natural gas, with derivatives (Mcf) (a)	$5.82	$6.98
Total, without derivatives (Boe)	$73.39	$70.68
Total, with derivatives (Boe) (a)	$68.78	$65.37

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$7.28	$6.67
Oil and natural gas taxes	$6.04	$5.80
Depreciation, depletion and amortization	$19.64	$17.69
General and administrative	$3.96	$4.19

(a)	Includes the effect of cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Loss on derivatives not designated as hedges:
Cash payments on oil derivatives	$(32,196)	$(32,230)
Cash receipts from natural gas derivatives	285	5,129
Cash payments on interest rate derivatives	-	(1,195)
Unrealized mark-to-market loss on commodity and interest rate derivatives	(126,182)	(204,846)
Loss on derivatives not designated as hedges	$(158,093)	$(233,142)

	The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash (payments on) receipts from commodity derivatives that are presented in loss on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The following tables provide information that the Company believes may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings and cash flows from operating activities to make other adjustments to exclude certain non-cash items.

Adjusted Net Income

The following table provides a reconciliation of net income (GAAP) to adjusted net income (non-GAAP).

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2012	2011

Net income - as reported	$31,117	$42,575

Adjustments for certain non-cash items:
Unrealized mark-to-market loss on commodity and interest rate derivatives	126,182	204,846
Leasehold abandonments	120	126
Discontinued operations:
Gain on sale of assets	-	(141,950)
Tax impact (a)	(48,121)	(24,263)
Adjusted net income	$109,298	$81,334

Adjusted basic earnings per share:
Adjusted net income per share	$1.06	$0.80
Weighted average shares used in adjusted basic earnings per share	102,854	102,242

Adjusted diluted earnings per share:
Adjusted net income per share	$1.05	$0.79
Weighted average shares used in adjusted diluted earnings per share	103,770	103,499

(a) The tax impact is computed utilizing the Company's statutory effective federal and state income tax rates. The income tax rates for the three months ended March 31, 2012 and 2011 were approximately 38.1% and 38.5%, respectively.

Adjusted Cash Flows

The following table provides a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP).

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Cash flows from operating activities	$345,905	$165,485
Settlements paid on derivatives not designated as hedges (a)	(31,911)	(28,296)
Adjusted cash flows	$313,994	$137,189

(a) Amounts are presented in cash flows from investing activities for GAAP purposes.

EBITDAX

EBITDAX (as defined below) is presented herein, and reconciled from the generally accepted accounting principles ("GAAP") measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund exploration and development activities.

We define EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized loss on derivatives not designated as hedges, (8) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes on continuing operations and (11) similar items listed above that are presented in discontinued operations. EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Our EBITDAX measure (which includes continuing and discontinued operations) provides additional information which may be used to better understand our operations. EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team, and by other users, of our consolidated financial statements. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of net income to EBITDAX:

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Net income	$31,117	$42,575
Exploration and abandonments	5,979	726
Depreciation, depletion and amortization	135,869	90,288
Accretion of discount on asset retirement obligations	988	704
Non-cash stock-based compensation	6,128	4,468
Unrealized loss on derivatives not designated as hedges	126,182	204,846
Loss on sale of assets, net	895	24
Interest expense	35,837	29,660
Income tax expense (benefit)	19,117	(30,469)
Discontinued operations	-	(83,306)
EBITDAX	$362,112	$259,516

We define EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized loss on derivatives not designated as hedges, (8) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes on continuing operations and (11) similar items listed above that are presented in discontinued operations. EBITDAX is not a measure of net income or cash flow as determined by GAAP.

Our EBITDAX measure provides additional information which may be used to better understand our operations, and it is also a material component of one of the financial covenants under our credit facility. EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX as used by us may not be comparable to similarly titled measures reported by other companies. We believe that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our financial statements, including by lenders pursuant to a covenant in our credit facility. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for the three months ended March 31, 2012 and 2011.

Costs incurred for oil and natural gas producing activities (a)

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Property acquisition costs:
Proved	$160,047	$65,918
Unproved	39,356	57,208
Exploration	184,483	90,566
Development	194,731	193,717
Total costs incurred for oil and natural gas properties	$578,617	$407,409

(a)	The costs incurred for oil and natural gas producing activities includes the following amounts of asset retirement obligations:

	Three Months Ended
	March 31,
(in thousands)	2012	2011

Proved property acquisition costs	$2,050	$148
Exploration costs	798	320
Development costs	44	(5)
Total	$2,892	$463

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at May 2, 2012.

	2012
	Second Quarter	Third Quarter	Fourth Quarter	Total	2013	2014	2015	2016

Oil Swaps
Volume (Bbl)	3,949,500	3,678,500	3,341,500	10,969,500	11,365,000	4,057,000	692,000	81,000
NYMEX price (Bbl) (a)	$95.27	$96.33	$96.14	$95.89	$96.05	$92.89	$85.24	$89.65

Natural Gas Swaps
Volume (MMBtu)	75,000	75,000	75,000	225,000	-	-	-	-
NYMEX price (MMBtu) (b)	$6.54	$6.54	$6.54	$6.54	-	-	-	-

(a) The index prices for the oil contracts are based on the NYMEX-West Texas Intermediate monthly average futures price.
(b) The index prices for the natural gas contracts are based on the NYMEX-Henry Hub last trading day of the month futures price.

CONTACT:
Concho Resources Inc.
Toffee McAlister, 432-683-7443
Director, Investor Relations & Corporate Communications